Exhibit 10.4

EXECUTION VERSION

COMPANY UNITHOLDER SUPPORT AGREEMENT

This Company Unitholder Support Agreement (this “Agreement”) is dated as of January 18, 2022 by and among Social Capital Suvretta Holdings Corp. III, a Cayman Islands exempted company limited by shares (“Acquiror”), the Persons set forth on Schedule I hereto (each, a “Company Unitholder” and, collectively, the “Company Unitholders”), and ProKidney LP, a limited partnership organized under the laws of Ireland (the “Company”), acting through its general partner ProKidney GP Limited, a private limited company incorporated under the laws of Ireland (the “Legacy General Partner”). Except as otherwise specified, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company Unitholders are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of units of such classes or series of Company partnership interests (“Company Units”) as are indicated opposite each of their names on Schedule I attached hereto (all such Company Units, together with any Company Units of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Unitholder during the period from the date hereof through the Expiration Time are referred to herein as the “Subject Units”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror and the Company have entered into a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other things, (a) the Company shall issue New Company Common Units to Acquiror in exchange for a combination of shares of Acquiror Class B Common Stock and cash, (b) New GP shall be admitted as the general partner of the Company and (c) the Company shall distribute the shares of Acquiror Class B Common Stock received from Acquiror to the Existing Company Unitholders in accordance with the Amended and Restated Company Limited Partnership Agreement (collectively, the “Business Combination”); and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

COMPANY UNITHOLDER SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. Each Company Unitholder hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Each Company Unitholder hereby agrees that (i) such Company Unitholder shall be bound by and comply with Section 5.5 (Acquisition Proposals), Section 7.1 (Antitrust Approvals; Other Filings) and Section 10.12 (Publicity) of the Business Combination Agreement (and any relevant defined terms contained in any such Sections) as if (a) such Company Unitholder was an original signatory to the Business Combination Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 5.5 of the Business Combination Agreement (other than Section 5.5(i) or for purposes of the definition of Acquisition Proposal) also refers to each such Company Unitholder, and (ii) such Company Unitholder shall provide to the Acquiror, the Company and their respective Representatives any information regarding such Company Unitholder or the Subject Units that is reasonably requested by the Acquiror, the Company or their respective Representatives and is required in order for the Company and the Acquiror to comply with Sections 7.1, 7.2, 7.3 and 7.5 of the Business Combination Agreement.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending at the Expiration Time (as defined below), each Company Unitholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Units, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Units (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the foregoing shall not apply to any Transfer to the Company’s officers or directors, any direct or indirect Affiliates or immediate family member of any of the Company’s officers or directors (as defined in the Securities and Exchange Act of 1934, as amended), any direct or indirect Affiliates or immediate family member of the Company Unitholder, or any members, stockholders or partners of the Company or its Affiliates or the Company Unitholder, so long as in each case, prior to and as a condition to the effectiveness of any such Transfer, the transferee in such Transfer executes and delivers to Acquiror a joinder to this Agreement in the form attached hereto as Annex A to the extent such transferee is not already a party hereto.

Section 1.3 New Units. In the event that (a) any Subject Units are issued to a Company Unitholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Units or otherwise, (b) a Company Unitholder purchases or otherwise acquires beneficial ownership of any Subject Units after the date of this Agreement or (c) a Company Unitholder acquires the right to vote or share in the voting of any Subject Units after the date of this Agreement (collectively, the “New Securities”), then such New Securities acquired or purchased by such Company Unitholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Units owned by such Company Unitholder as of the date hereof.

Section 1.4 Company Unitholder Agreements.

(a) Until the Expiration Time, each Company Unitholder hereby unconditionally and irrevocably agrees that, at any meeting of the partners of the Company (or any adjournment or postponement thereof) and in any action by written consent of the partners (with voting rights) of the Company distributed by the Legacy General Partner or otherwise undertaken in connection with or as contemplated by the Business Combination Agreement or the transactions contemplated thereby, including in the form attached hereto as Exhibit A (the “Written Consent”), such Company Unitholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Units (to the extent such Subject Units are entitled to vote on or provide consent with respect to such matter) to be counted as present thereat for purposes of establishing a quorum, and such Company Unitholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Units (to the extent such Subject Units are entitled to vote on or provide consent with respect to such matter) in the following manner, and, without limiting the foregoing, such Company Unitholder shall deliver the Written Consent executed by such Company Unitholder to the Company concurrently with or prior to the execution of the Business Combination Agreement:

(i) to approve and adopt the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination;

(ii) in any other circumstances upon which a consent, waiver or other approval may be required under the Governing Documents of the Company or under the Business Combination Agreement or the transactions contemplated thereby, or any Ancillary Agreement, to vote, consent, waive or approve (or cause to be voted, consented, waived or approved) all of such Company Unitholder’s Subject Units held at such time in favor thereof;

(iii) against any merger agreement, merger, consolidation, combination, sale of equity or substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any of its Subsidiaries (other than the Business Combination Agreement and the transactions contemplated thereby); and

(iv) against any proposal, action or agreement that, to the knowledge of such Company Unitholder, would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the transactions contemplated thereby, including the Business Combination, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement or (C) result in any of the conditions set forth in Article VIII of the Business Combination Agreement not being fulfilled.

(b) Each Company Unitholder hereby agrees that it shall not commit in writing or agree in writing to take any action inconsistent with the foregoing. Without limiting the generality of the foregoing, each Company Unitholder hereby agrees:

(i) not to deposit any of its Subject Units in a voting trust or subject any of its Subject Units to any arrangement or agreement with respect to the voting of such Subject Units unless specifically requested to do so by the Company and Acquiror in writing in connection with the Business Combination Agreement, the Ancillary Agreements or the Transactions.

(ii) except as contemplated by the Business Combination Agreement or any Ancillary Agreement, not to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any equity interests of the Company in connection with any vote or other action with respect to the Transactions, other than to recommend that the equityholders of the Company vote in favor of the Transactions and the Business Combination Agreement (and any actions required in furtherance thereof and otherwise as expressly provided in this Section 1.4); and

(iii) not to commence or participate in any claim, derivative or otherwise, against the Company, the Acquiror, the Sponsor or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement, the Ancillary Agreements or the consummation of the Transactions, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the Legacy General Partner, the Sponsor or the directors or officers of the Legacy General Partner, Sponsor, Acquiror or the Company in connection with this Agreement, the Business Combination Agreement or the Transactions.

Section 1.5 Affiliate Agreements. Each Company Unitholder, severally and not jointly, hereby agrees and consents on behalf of itself and each of its controlled Affiliates to the termination of all Affiliate Agreements set forth on Section 5.4 of the Company Disclosure Letter to which such Company Unitholder is party, effective as of the Effective Time without any further liability or obligation to the Company, the Company’s Subsidiaries or Acquiror.

Section 1.6 Registration Rights Agreement. Each of the Company Unitholders, on behalf of itself, agrees that it will deliver, substantially simultaneously with the Effective Time, a duly-executed copy of the Registration Rights Agreement substantially in the form attached as Exhibit H to the Business Combination Agreement (with such changes as may be agreed in writing by Acquiror, the Company and the Company Unitholders).

Section 1.7 Lock-Up Agreement. Each of the Company Unitholders, on behalf of itself, agrees that it will deliver, substantially simultaneously with the Effective Time, a duly-executed copy of the Lock-Up Agreement substantially in the form attached as Exhibit I to the Business Combination Agreement (with such changes as may be agreed in writing by Acquiror, the Company and the Company Unitholders).

Section 1.8 Further Assurances. Each Company Unitholder shall take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws) to effect the actions required to consummate the Business Combination and the other transactions contemplated by this Agreement and the Business Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.9 No Inconsistent Agreement. Each Company Unitholder hereby represents and covenants that such Company Unitholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Company Unitholder’s obligations hereunder.

Section 1.10 No Challenges. Each Company Unitholder agrees not to voluntarily commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, the Company or any of their respective successors, directors, officers or Affiliates, (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Business Combination Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit such Company Unitholder from enforcing such Company Unitholder’s rights under this Agreement and the other agreements entered into by such Company Unitholder in connection herewith.

Section 1.11 Consent to Disclosure. As and to the extent required by applicable securities Laws or the SEC or any other securities authorities, and subject to the Company Unitholder’s right to a reasonable opportunity to review such documents (to the extent reasonably practicable), each Company Unitholder hereby consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror or the Company to any Governmental Authority or to securityholders of Acquiror) of such Company Unitholder’s identity and beneficial ownership of Subject Units and the nature of such Company Unitholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement. Each Company Unitholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with, or submissions to, the SEC), except for any information that is subject to attorney-client privilege (provided, that to the extent reasonably possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege).

Section 1.12 No Agreement as Director or Officer. Notwithstanding anything to the contrary herein, each Company Unitholder is entering into this Agreement solely in the Company Unitholder’s capacity as record or beneficial owner of Subject Units and nothing herein is intended to or shall limit or affect any actions taken by any employee, officer, director (or person performing similar functions), partner or other Affiliate of such Company Unitholder (including, for this purpose, any appointee or representative of such Company Unitholder on the Board of Directors of the Company), solely in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company Unitholders. Each Company Unitholder represents and warrants as of the date hereof and as of the Closing to Acquiror and the Company (severally and not jointly, and solely with respect to itself, himself or herself and not with respect to any other Company Unitholder) as follows:

(a) Organization; Due Authorization. If such Company Unitholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Unitholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Company Unitholder. Such Company Unitholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Company Unitholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Unitholder, enforceable against such Company Unitholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Unitholder.

(b) Ownership. Such Company Unitholder is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of such Company Unitholder’s Subject Units, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Units) affecting any such Subject Units, other than Liens (a) pursuant to (i) this Agreement, (ii) the Company’s Governing Documents, (iii) the Business Combination Agreement (including the Company Disclosure Letter) or (iv) any applicable securities Laws or (b) that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of such Company Unitholder to perform its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement or the Business Combination Agreement. Such Company Unitholder’s Subject Units are the only partnership or other equity interests in the Company owned of record or beneficially by such Company Unitholder on the date of this Agreement, and none of such Company Unitholder’s Subject Units are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Units. Other than as set forth opposite such Company Unitholder’s name on Schedule I hereto, such Company Unitholder does not hold or own any rights to acquire (directly or indirectly) any partnership or other equity interests of the Company or any partnership or other equity interests convertible into, or which can be exchanged for, partnership or other equity interests of the Company.

(c) No Conflicts. The execution and delivery of this Agreement by such Company Unitholder does not, and the performance by such Company Unitholder of his, her or its obligations hereunder will not, (i) result in a violation of applicable Law, except for such violations which would not reasonably be expected, individually or in the aggregate, to have a material effect upon such Company Unitholder’s ability to perform its obligations under this Agreement, the Business Combination Agreement or any Ancillary Agreement, (ii) if such Company Unitholder is not an individual, conflict with or result in a violation of the organizational documents of such Company Unitholder, (iii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Company Unitholder or such Company Unitholder’s Subject Units), in each case, to the extent such consent, approval or other action would prevent, enjoin or delay the performance by such Company Unitholder of its, his or her obligations under this Agreement, the Business Combination Agreement or any Ancillary Agreement or (iv) result in the creation or imposition of any Lien on such Company Unitholder’s Subject Units.

(d) Litigation. As of the date hereof, there are no Actions pending against such Company Unitholder or, to the knowledge of such Company Unitholder, any of its Affiliates, if applicable, or, to the knowledge of such Company Unitholder, threatened against such Company Unitholder or any of its Affiliates, if applicable, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or delay the ability of such Company Unitholder to perform its obligations under this Agreement, the Business Combination Agreement or any Ancillary Agreement. As of the date hereof, none of such Company Unitholder or, to the knowledge of such Company Unitholder, any of its Affiliates is subject to any Governmental Order that would reasonably be expected, individually or in the aggregate, to prevent, enjoin or materially delay such Company Unitholder’s ability to perform its obligations under this Agreement, the Business Combination Agreement or any Ancillary Agreement.

(e) Adequate Information. Such Company Unitholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon Acquiror or the Company and based on such information as such Company Unitholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Unitholder acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Company Unitholder acknowledges that the agreements contained herein with respect to the Subject Units held by such Company Unitholder are irrevocable.

(f) Brokerage Fees. Except as described on Section 3.16 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Company Unitholder, for which the Company or any of its Affiliates may become liable.

(g) Acknowledgment. Such Company Unitholder understands and acknowledges that each of Acquiror and the Company is entering into the Business Combination Agreement in reliance upon such Company Unitholder’s execution and delivery of this Agreement.

Section 2.2 No Other Representations or Warranties. Except for the representations and warranties made by each Company Unitholder in this ARTICLE II, the Registration Rights Agreement, the Lock-Up Agreement, the Amended and Restated Company Limited Partnership Agreement, the Tax Receivable Agreement, the Exchange Agreement or any other agreement contemplated by the Business Combination Agreement, no Company Unitholder makes any express or implied representation or warranty to Acquiror in connection with this Agreement or the transactions contemplated by this Agreement, and each Company Unitholder expressly disclaims any such other representations or warranties.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Closing, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Article IX thereof (the earlier of clauses (a) and (b), the “Expiration Time”), and (c) the written agreement of Acquiror, the Company and each Company Unitholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that (i) the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination or actual fraud, (ii) this ARTICLE III shall survive the termination of this Agreement and (iii) Sections 1.4(b)(iii), 1.5, 1.6, 1.7 and 1.8 shall survive the termination of this Agreement pursuant to Section 3.1(a).

Section 3.2 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 3.3 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, only to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), and each of the parties hereto irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of such proceeding or Action shall be heard and determined only in any such court and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any proceeding or Action brought in accordance with this Section 3.3. Service of process with respect to any such proceeding or Action may be made upon any party hereto by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 3.8.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

Section 3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.5 Specific Performance. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law, and each party hereto agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.6 Amendment; Waiver. This Agreement may not be amended or waived, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and each of the Company Unitholders that are materially adversely affected by such amendment or waiver.

Section 3.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) except with respect to notices to be delivered to Control Empresarial de Capitales, S.A. de C.V., when e-mailed during normal business hours of the recipient (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror:

Social Capital Suvretta Holdings Corp. III

2850 W. Horizon Ridge Parkway, Suite 200

Henderson, NV 89052

Attention: James Ryans, Chief Financial Officer

Email: legal@socialcapital.com

with a copy to (which will not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, New York 10019

Attention: Raaj S. Narayan

Email: rsnarayan@wlrk.com

If to the Company:

ProKidney GP Limited

70 Sir John Rogerson’s Quay

Dublin 2, Ireland

Attention: Tim Bertram, Director

Email: Tim.Bertram@prokidney.com

with a copy to (which will not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Richard D. Truesdell Jr., Lee Hochbaum

Email: richard.truesdell@davispolk.com, lee.hochbaum@davispolk.com

and

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

555 12th Street NW

Suite 1100

Washington, D.C. 20004

Attention: Matthew Simpson

Email: MTSimpson@mintz.com

If to a Company Unitholder:

To such Company Unitholder’s address set forth in Schedule I with a copy to (which will not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Richard D. Truesdell Jr., Lee Hochbaum

Email: richard.truesdell@davispolk.com, lee.hochbaum@davispolk.com

and

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

555 12th Street NW

Suite 1100

Washington, D.C. 20004

Attention: Matthew Simpson

Email: MTSimpson@mintz.com

Section 3.9 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10 Several Liability. The liability of any Company Unitholder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Company Unitholder be liable for any other Company Unitholder’s breach of such other Company Unitholder’s representations, warranties, covenants, or agreements contained in this Agreement.

Section 3.11 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Company Unitholders, Acquiror and the Company have each caused this Agreement to be duly executed as of the date first written above.

COMPANY UNITHOLDERS:

TOLERANTIA, LLC

By:	/s/ Jaime Gomez-Sotomayor
Name: Jaime Gomez-Sotomayor
Title: Authorized Signatory

CONTROL EMPRESARIAL DE CAPITALES, S.A. DE C.V.

By:	/s/ Armando lbañez Vázquez
Name: Armando lbañez Vázquez
Title: Attorney-in-fact

PROKIDNEY MANAGEMENT EQUITY LLC

By: Tolerantia, LLC, its manager

By: Nefro Health, its sole member

By:	/s/ Jaime Gomez Sotomayor
Name: Jaime Gomez Sotomayor
Title: Authorized Signatory

[Signature Page to Company Unitholder Support Agreement]

ACQUIROR:

SOCIAL CAPITAL SUVRETTA
HOLDINGS CORP. III

By:	/s/ Chamath Palihapitiya
Name: Chamath Palihapitiya
Title: Chief Executive Officer

[Signature Page to Company Unitholder Support Agreement]

COMPANY:

For and on behalf of PROKIDNEY LP by its general partner, PROKIDNEY GP LIMITED

By:	/s/ Jaime Gomez Sotomayor
Name: Jaime Gomez Sotomayor
Title: Director of ProKidney GP Limited

[Signature Page to Company Unitholder Support Agreement]

Exhibit A

Form of Action by Written Consent of the Unitholders of the Company

Schedule I

Company Unitholder Subject Units

Holder	Class A Units	Class B Units	Class B-1 Units	Notice Information
Tolerantia, LLC	111,900,000	Nil	Nil	110 East 59th Street, Suite 3300 New York, NY 10022, United States Email: plegorreta@royaltypharma.com Attention: Pablo Legorreta

Control Empresarial de Capitales, S.A. de C.V.	74,600,000	Nil	Nil

Paseo de las Palmas 781, 3rd floor,

Lomas de Chapultepec III Sección,

Alcaldía Miguel Hidalgo, C.P. 11000,

Mexico City, Mexico

E-mail: aibanez@incarso.com

Attention: Armando Ibáñez-Vázquez

With a copy to (which shall not constitute notice):

Paseo de las Palmas 750, 6th floor,

Lomas de Chapultepec,

Alcaldía Miguel Hidalgo, C.P. 11000,

Mexico City, Mexico

E-mail: gcaballerop@inbursa.com; and v.ramirez@incarso.com

Attention: Guillermo René Caballero Padilla; and Verónica Ramírez Villela

ProKidney Management Equity LLC	Nil	7,767,122	17,347,389	55 Par La Ville Road, Third Floor Hamilton HM11, Bermuda

[Schedule I to Company Unitholder Support Agreement]

Annex A

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Company Unitholder Support Agreement, dated as of January 18, 2022 (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”), by and among Social Capital Suvretta Holdings Corp. III, a Cayman Islands exempted company limited by shares, ProKidney, LP a limited partnership organized pursuant to the laws of Ireland, and the Company Unitholders set forth on Schedule I thereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Company Unitholder” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Company Unitholder as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date:

By:
Name:
Title:

Address for Notices:

With copies to:

[Annex A to Company Unitholder Support Agreement]